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                                                                    Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pure Resources, Inc. ("Pure"), formerly referred to as Union Oil's Permian Basin business unit, of our report dated March 10, 2000, except for Note 20, which the date is September 13, 2001 in so far as it relates to December 31, 1999 and the years ended December 31, 1999 and 1998, relating to the financial statements, which appears in Pure's Current Report on Form 8-K dated September 13, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of Pure of our report dated March 10, 2000, relating to the financial statements of Pure as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which appears in Pure's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
September 17, 2001